Wengryn, Hughan & Co., Inc.
Certified Public Accountants                          Manorview Office Building
                                              2025 Greentree Road, Second Floor
                                                           Pittsburgh, PA 15220
                                                                 (412) 344-7700
                                                             Fax (412) 344-7801

                       INDEPENDENT AUDITORS' REPORT



To the Board of Directors of Advanced Telecomm of Pittsburgh and Affiliates:

We have audited the accompanying combined balance sheet of Advanced Telecomm of Pittsburgh and Affiliates as of December 31, 1994, and the related combined statement of income, retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Advanced Telecomm of Pittsburgh and Affiliates as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Wengryn, Hughan & Co., Inc.

Wengryn, Hughan & Co., Inc.
Certified Public Accountants


Pittsburgh, PA
April 15, 1996

                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------

                        COMBINED BALANCE SHEET
                           DECEMBER 31, 1994


                                    ASSETS

CURRENT ASSETS
      Cash                                                              $   320,898
      Receivables Trade (Note 2)                                          3,334,626
      Receivables - Related Party (Note 3)                                1,780,058
      Inventory (Note 2 and 4)                                            2,067,121
      Other Assets                                                          300,703
      Due From Affiliates                                                 1,934,199
                                                                        -----------


            Total Current Assets                                          9,737,605

PROPERTY AND EQUIPMENT
      Furniture, Fixtures, Equipment                                        346,990
      Leasehold Improvements                                                351,587
      Vehicles                                                              385,794
      Computer Equipment                                                     13,602
                                                                        -----------
                                                                          1,097,973
      Less:  Accumulated Depreciation                                      (608,085)
                                                                        -----------

            Total Property and Equipment                                    489,888

OTHER ASSETS
      Security Deposits                                                      55,845
      Organizational Costs, Net                                                 395
                                                                        -----------

            Total Other Assets                                               56,240
                                                                        -----------


            Total Assets                                                $10,283,733
                                                                        ===========

The accompanying notes are an integral part of these financial statements.

                                LIABILITIES

CURRENT LIABILITIES
      Notes Payable - Revolving Credit Line (Note 5)                    $ 1,280,915
      Current Portion of Long-Term Debt                                      87,995
      Accounts Payable - Trade                                            3,948,702
      Accrued Expenses                                                      995,991
      Customer Deposits                                                     104,309
                                                                        -----------

            Total Current Liabilities                                     6,417,912

LONG-TERM DEBT (Note 6)                                                     205,399
      Less: Current Portion                                                 (87,995)
                                                                        -----------

            Total Long-Term Debt                                            117,404

SHAREHOLDERS' SENIOR SUBORDINATED DEBT (Note 7)                           2,470,059

Commitments and Contingencies
     (Notes 1, 2, 5, 6, 7, 8, 9, 10, 11, and 12)

                           SHAREHOLDERS' EQUITY
COMMON STOCK

      Advanced Telecomm of Pittsburgh - $1.00 Par Value, 1,000 Shares
          Authorized, 200 Shares Issued and Outstanding                         200
      Advanced Telecomm of Washington, D.C., Inc. - $1.00 Par Value,
          1,000 Shares Authorized, 200 Shares Issued and Outstanding            200
      Advanced Telecomm of Maryland, Inc. - $1.00 Stated Value,
          10,000 Shares Authorized, 200 Shares Issued and Outstanding           200

ACCUMULATED EARNINGS                                                      1,277,758
                                                                        -----------
      Total Equity                                                        1,278,358
                                                                        -----------


          Total Liabilities and Shareholders' Equity                    $10,283,733
                                                                        ===========

                         ADVANCED TELECOMM OF PITTSBURGH
                         -------------------------------
                                 AND AFFILIATES
                                 --------------

                     COMBINED STATEMENT OF INCOME AND EXPENSES
                       FOR THE YEAR ENDED DECEMBER 31, 1994


SALES                                                                      Percent of
                                                       Amount                Sales
                                                     ------------          ----------
      Cellular Sales                                 $ 23,651,655             76.8%
      Interconnect Sales                                6,787,050             22.0%
      Other Revenue                                       348,830              1.2%
                                                     ------------            ------
            Total Sales                                30,787,535            100.0%

      Less: Cost of Sales                             (15,182,133)            49.3%
                                                     ------------            ------

            Gross Profit                               15,605,402             50.7%

GENERAL ADMINISTRATIVE EXPENSES

      Salaries                                          8,477,512             27.5%
      Rent                                              1,295,823              4.2%
      Advertising                                       1,022,181              3.3%

      Payroll Taxes                                       762,736              2.5%
      Office Expenses                                     526,398              1.7%
      Utilities                                           419,219              1.4%

      Other Administrative Expenses                       394,997              1.3%
      Contract Labor                                      263,304               .8%
      Automobile Expense                                  208,315               .7%

      Insurance                                           164,060               .5%
      Interest Expense                                    194,802               .6%
      Depreciation and Amortization                       171,887               .6%
                                                     ------------            ------

            Total General and
              Administrative Expenses                  13,901,234             45.1%
                                                     ------------            ------

            Net Income (Note 2)                      $  1,704,168              5.6%
                                                     ============            ======


The accompanying notes are an integral part of these financial statements.

                         ADVANCED TELECOMM OF PITTSBURGH
                         -------------------------------
                                 AND AFFILIATES
                                 --------------

                   COMBINED STATEMENT OF ACCUMULATED EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

Accumulated Earnings - January 1, 1994                                 $   396,897

      Net Income                                                         1,704,168

      Distributions to Shareholders                                       (823,307)
                                                                       -----------


Accumulated Earnings - December 31, 1994                               $ 1,277,758
                                                                       ===========





The accompanying notes are an integral part of these financial statements.

                      ADVANCED TELECOMM OF PITTSBURGH
                      -------------------------------
                              AND AFFILIATES
                              --------------

                     COMBINED STATEMENT OF CASH FLOWS
                   FOR THE YEAR ENDED DECEMBER 31, 1994

CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income                                                       $ 1,704,168
      Noncash Items Included in Net Income
           Depreciation and Amortization                                   171,887
           Net Loss on Sale of Equipment                                    17,546
           Changes in:
                Accounts Receivable                                     (2,327,796)
                Inventories                                               (919,736)
                Accounts Payable                                         2,039,753
                Accrued Expenses                                          (963,511)
                Customer Deposits                                           39,459
                Other Assets                                               (59,573)
                Security Deposits                                           17,030
                Due From Affiliates                                     (1,228,481)
                                                                       -----------

           Net Cash Used for Operating Activities                       (1,509,254)

CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from Sale of Equipment                                       59,937
      Purchase of Equipment                                               (218,931)
                                                                       -----------

           Net Cash Used for Investing Activities                         (158,994)

CASH FLOWS FROM FINANCING ACTIVITIES
      Payments on Notes Payable                                           (169,767)
      Proceeds from Notes Payable Borrowing                                133,930
      Net Proceeds from Short-Term Notes Payable                         1,137,747
      Net Proceeds from Subordinated Debt                                1,500,000
      Distributions to Shareholders                                       (823,307)
                                                                       -----------

           Net Cash Provided by Financing Activities                     1,778,603
                                                                       -----------

INCREASE IN CASH                                                           110,355

CASH - JANUARY 1, 1994                                                     210,543
                                                                       -----------

CASH - DECEMBER 31, 1994                                               $   320,898
                                                                       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Interest paid                                                    $   194,802



The accompanying notes are an integral part of these financial statements.

                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994

NOTE 1 - BASIS OF PRESENTATION

Advanced Telecomm of Pittsburgh and Affiliates (the Company) are engaged in the selling, installation, and servicing of communications equipment in the Mid Atlantic region. All companies share common ownership with the same shareholders. Advanced Telecomm of Pittsburgh, formerly Advanced Telecomm Company, a general partnership, began business on January 5, 1985. Effective January 1, 1990, the partnership incorporated and transferred all of its assets and liabilities to Advanced Telecomm of Pittsburgh, Inc. pursuant to
Section 351 of the Internal Revenue Code. Effective December 31, 1993, Advanced Telecomm of Pittsburgh, Inc. merged with and into Advanced Telecomm of Pittsburgh, a business trust organized under and in accordance with Chapter 95 of Title 15 of the Pennsylvania Consolidated Statutes. The other related companies (Advanced Telecomm of Washington, D.C., Inc. and Advanced Telecomm of Maryland, Inc.) were originally incorporated between the dates of March 9, 1990 and September 5, 1991. Advanced Telecomm, Inc., ATI Communications, Inc., and Advanced Telecomm of Delaware, Inc., which are also commonly controlled companies, are not included in the financial statements. These companies ultimately will not have common management and a combined presentation would not likely be more meaningful to the users of these statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents - For purposes of the statement of cash flows, the Company
----------------
considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are written-off when deemed to be
-------------------
uncollectible.  No allowance for doubtful accounts is deemed necessary.

Inventory - Inventory is stated at the lower of cost or market value.  Cost
---------
is determined using the first-in, first-out (FIFO) method.

Property, Equipment, and Depreciation - Property and equipment are stated
-------------------------------------
at cost. Depreciation for financial statement and income tax purposes is computed by use of the MACRS method. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation charges for all property and equipment were $171,887 for the year ended December 31, 1994.

Taxes on Income - Effective January 1, 1990, Advanced Telecomm of Pittsburgh
---------------
and Affiliates, with the consent of its shareholders, have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's taxable income.

                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------
                      NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk - The Company sells and services communications
-----------------------------
equipment in the Mid Atlantic region. The Company extends credit to customers located within the Mid Atlantic region.


NOTE 3 - RECEIVABLES - RELATED PARTY

At December 31, 1994, accounts receivable from related parties represent amounts receivable from officers/shareholders. The balance is non-interest bearing and due on demand.

NOTE 4 - INVENTORY

Inventory at December 31, 1994 consists of the following:

      Telephone Systems and Peripherals                       $1,036,240
      Cellular Telephones and Accessories                      1,030,881
                                                              ----------
                                                              $2,067,121
                                                              ==========

NOTE 5 - NOTES PAYABLE-REVOLVING CREDIT LINE

      Revolving Credit Line as of December 31, 1994           $1,280,915

During 1993, the Company obtained a revolving credit line from S & T Bank.
The revolving line has an interest rate of prime plus one and one-half percent. Borrowings are limited to the lesser of $3,500,000 or the sum of the lesser of $3,300,000 or eighty-five percent of qualified accounts receivable (as fully described in the Loan and Security Agreement) plus the lesser of $200,000 or 125% of the Eligible Securities provided by the shareholders as additional collateral. Interest is payable monthly and all unpaid principal advances will be due on December 31, 1995, the date on which the Loan and Security Agreement expires. See also Note 12 - Subsequent Events.

                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994


NOTE 6 - LONG-TERM DEBT

The Company's long-term debt consists of the following as of December 31, 1994:

      Automobile installment loans, payable in equal
      monthly installments totalling $10,971 with
      various maturity dates through June 15, 1999,
      interest rates ranging from 1.90% through 14.00%,
      secured by vehicles                                     $  205,399

The following is a summary of principal maturities of long-term debt during the next five years:

                    1995                      $ 87,995
                    1996                        62,716
                    1997                        41,606
                    1998                         9,292
                    1999                         3,790
                                              --------
                                              $205,399
                                              ========

NOTE 7 - SHAREHOLDERS' SENIOR SUBORDINATED DEBT

       Unsecured senior subordinated debt agreements with a
       related partnership.  Interest is payable monthly on
       unpaid principal balance at 12% per annum.  However,
       the debt holders have agreed to waive the interest
       bearing provision of this note. The principal balance
       is due on December 31, 2002.                            $2,470,059
                                                               ==========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company is currently involved in various legal actions arising from the normal course of business transactions. Management believes that the actions will not result in any material liability to the Company. Accordingly, no provision has been recorded for potential losses.


NOTE 9 - OPERATING & RENTAL LEASES

The Company leases office furniture, equipment, and facilities under non-cancelable primary operating leases with right to sublease expiring at various dates through 2003. Generally, the leases provide for renewal for various periods at the then fair rental value.

                     ADVANCED TELECOMM OF PITTSBURGH
                    -------------------------------
                            AND AFFILIATES
                            --------------
                     NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994


NOTE 9 - OPERATING & RENTAL LEASES (CONTINUED)

At December 31, 1994, future minimum lease payments for the next five years were as follows:

                    1995                    $  995,162
                    1996                       862,397
                    1997                       759,169
                    1998                       437,643
                    1999                       378,061

NOTE 10 - ADVANCE LEASE FUNDING PROGRAM

The company has an Advance Lease Funding Program Agreement with Aloha Leasing, a Division of the Bennett Funding Group, Inc. This program offers financing to the Company's interconnect customers. The maximum outstanding balance permitted is $100,000 and the interest rate charged on the unused portion of the advances is prime plus two (2) percent. At December 31, 1994 there was no outstanding balance due Aloha Leasing under this program.


NOTE 11 - RELATED PARTY TRANSACTIONS

Advanced Telecomm of Pittsburgh rents the Bethel Park Office and Warehouse facility from a real estate partnership owned by the shareholders. On January 1, 1993, the Company entered into a noncancelable ten (10) year lease. The Company recognized $116,952 in rent expense for 1994 as per the lease agreement. See also Note 12 - Subsequent Events.


NOTE 12 - SUBSEQUENT EVENTS

The Shareholders' also own Advanced Telecomm of Butler, Inc. The company was incorporated on March 18, 1992 to operate a similar business. The company ceased operations during 1993 and filed an out-of-existence affidavit with the Commonwealth of Pennsylvania as of December 31, 1993. The company filed with the Commonwealth of Pennsylvania to regain active status and began operations January 1, 1995

Effective March 31, 1995, the Company acquired certain assets of Cellular Services of Washington, Inc. The total purchase price was $450,000 which included a $175,000 payment at closing and the remaining balance due was financed by a promissory note due in three monthly installments through June 1995. The Company also assumed certain office space and office equipment operating leases.

Effective April 1, 1995, the Company adopted a qualified 401(K) employee profit sharing plan for the benefit of all employees who have attained 21 years of age and completed one year of service. Under the plan, each participant may contribute up to 15% of his compensation to this plan. The Company has a discretionary matching contribution.

                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------
                     NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994


NOTE 12 - SUBSEQUENT EVENTS (CONTINUED)

On April 3, 1995 the Company obtained a term loan from S&T Bank for $1,500,000 to retire the shareholders' subordinated $1,500,000 note payable. The loan is payable in sixty (60) equal monthly principal payments plus interest beginning May 1, 1995. The interest rate is prime plus one (1) percent. The loan is secured by the Company's assets and by shareholders' personal guarantees.

The Shareholders' also own Advanced Telecomm of Nevada, Inc., a Nevada corporation which was incorporated on December 29, 1995.

On March 1, 1996, the Company obtained a revolving loan note and term note from CoreStates Bank to replace the S&T Bank revolving credit facility and term loan. The revolving loan has an interest rate of CoreStates Bank's National Commercial Rate plus one and one-quarter percent (1.25%). Borrowings are limited to the lesser of $5,000,000 or eighty percent of qualified accounts receivable as fully described in the Loan and Security Agreement. Interest is payable monthly and all unpaid principal advances will be due on June 30, 1997 the date on which the Loan and Security Agreement expires.

The term note had an original principal balance of $1,350,000. The term note has an interest rate of nine and eighty-five hundredths percent (9.85%) and is payable in sixty monthly payments of $22,500 plus interest beginning April 1, 1996. The term note matures on March 1, 2001.

Effective May 1, 1996, the monthly rent increased from $9,746 to $10,262 for the Bethel Park office and warehouse.
                                    10